SECURITIES AND EXCHANGE COMMISSION


                              Washington, DC 20549


                                    FORM 8-K


                                 CURRENT REPORT





     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934





       Date of Report (Date of earliest event reported): December 22, 1999



                             LINCOLN SNACKS COMPANY
             (Exact name of registrant as specified in its charter)


        Delaware                    0-23048             47-0758569
(State or other jurisdiction      (Commission         (IRS Employer
of incorporation)                 File No.)            Identification Number)


                 4 High Ridge Park, Stamford, Connecticut 06905
              (Address of principal executive offices and zip code)


       Registrant's telephone number, including area code: (203) 329-4545


                                       N/A
          (Former name or former address, if changed since last report)


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Item 5. Other Events

     On December 22, 1999, Lincoln Snacks Company (the "Company") issued a press release announcing that it has been advised by Nasdaq-Amex Market Group that beginning on or about December 29, 1999, its shares will no longer be quoted on the Nasdaq SmallCap Market. The Company has been unable to comply with certain of the criteria for continued listing on the Nasdaq SmallCap Market and has no reasonable expectation of being able to meet those requirements in the foreseeable future. The Company also announced that it anticipates that quotations for its shares will be available through the OTC Bulletin Board(R) service.



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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                  LINCOLN SNACKS COMPANY


Date: December 22, 1999           By:     /s/ Kristine A. Crabs
                                     ------------------------------
                                         Kristine A. Crabs
                                         Vice President and Chief Financial
                                         Officer